UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2016

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) approved the 2016 Annual Incentive Award Program (the “2016 AIP”) pursuant to the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”). The 2016 AIP is similar to the Company’s amended and restated 2015 annual incentive program, using a company-wide EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting) for the most senior level participants. Achievement of the target level of performance for the EBITDA performance component results in a payout factor of 100%, with achievement of a threshold EBITDA performance level of at least 60% required for any payments under the 2016 AIP and a payment cap of 200% of a participant’s AIP target value. In addition, the payout opportunity for the individual goals performance component will also vary based on the level of achievement of the EBITDA performance component to further support the achievement of the anticipated benefits of the Company’s recent business changes.

Jeffrey Ayers, Jeffrey Cooper, Andrew Hurst, John Kline and Todd Nelson, certain of the Company’s executive officers, participate in the 2016 Annual Incentive Award Program for Key Executives pursuant to the 2008 Plan (the “Key Executive AIP”) which was also approved by the Committee on February 17, 2016. As previously disclosed, compensation for the services of the Company’s Interim CFO, David Rawden, is provided pursuant to an agreement with an affiliate of AlixPartners; Mr. Rawden is not directly compensated by the Company. The Key Executive AIP (i) establishes the maximum amount payable to each identified participant based on achievement of a revenue performance measure and (ii) is designed to qualify amounts earned under the Key Executive AIP as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The Committee intends to exercise its negative discretion under the Key Executive AIP to establish payments thereunder in accordance with the 2016 AIP, consistent with its practice in recent years. The Committee has not yet determined if any changes will be made to the AIP target value applicable to any of the Company’s named executive officers for 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Date: February 23, 2016

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